Exhibit 99.2

Filed by: Supernus Pharmaceuticals, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Supernus Pharmaceuticals, Inc.

Commission File No.: 001-35518

Date: August 3, 2026

August, 3, 2026

For Internal Use Only, Do Not Forward

Dear Colleagues,

Today, we announced that Supernus and Indivior have entered into an agreement to combine our companies in an all-stock merger of equals to create a leading U.S. biopharma company focused on improving the lives of people living with central nervous system (CNS) diseases. Bringing these two organizations together is intended to deliver greater value to the patients, communities, and shareholders we serve.

Why We are Combining

•	A differentiated commercial portfolio: Together, the combined company brings leading, durable, differentiated, patent-protected franchises that provide a platform for growth.

•	Four established commercial franchises across CNS and behavioral health: The combined company will have four separate, established businesses — SUBLOCADE® in opioid use disorder, Qelbree® in ADHD, Zurzuvae® in postpartum depression, and Onapgo® and GOCOVRI® in Parkinson's disease.

•	Pipeline and R&D capabilities: Innovative pipeline in epilepsy, depression, and ADHD as well as R&D capabilities that will create a broader innovation engine, with more potential paths forward across addiction, psychiatry, and neurology.

•	A strong financial profile: The combined company has financial strength and flexibility to pursue business development opportunities that neither Indivior nor Supernus could contemplate on their own today.

As part of this transaction, I will serve as Chief Executive Officer, and the Supernus leadership team will be part of the expanded leadership team at the combined company.

What Happens Next

•	This afternoon there will be an all-employee meeting at 1 p.m. A calendar invitation will be sent shortly.

•	Business continues as usual until closing. We will remain separate companies until the transaction closes, which is expected to happen in Q4 2026. That means we continue to operate as we do today, and we do not coordinate commercially or share competitively sensitive information. Do not speak externally about the transaction unless designated to do so and refrain from any social media posts, LinkedIn commentary, blog posts, or public statements about the deal.

•	Please do not reach out to Indivior counterparts about integration, commercial matters, or day-to-day business. Integration planning will happen through a structured process that Legal, and the integration team will lead. If you receive an inbound outreach, please route it to your manager.

•	Your focus should remain on serving patients, customers, and our 2026 priorities.

•	We are growing our commitment to patients. The combined company strengthens our ability to improve the lives of people suffering from central nervous system diseases through a broader platform and stronger innovation engine.

Thank you for your continued focus, professionalism, and commitment to the people who depend on us.

I look forward to providing more information at 1pm.

Jack

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Forward Looking Statements

This presentation, and any related oral statements made by representatives of Supernus or Indivior in connection with it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements, including statements regarding the proposed merger of equals of Supernus and Indivior, the expected timing of the closing, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the proposed merger may not be completed in a timely manner or at all; the failure to obtain the required approvals of Supernus‘s or Indivior’s stockholders; the failure or delay in obtaining required regulatory approvals, or the imposition of conditions in connection therewith; the failure to satisfy the other conditions to closing; the possibility that a competing or superior acquisition proposal is made; the fact that the exchange ratio is fixed and will not be adjusted for changes in the market price of Supernus or Indivior shares; the effect of the announcement, pendency or completion of the transaction on the market price of Supernus and Indivior shares; the risk that the financing for the Special Dividend is not obtained on the anticipated terms or at all, and the effect of the additional indebtedness incurred to fund the Special Dividend on the combined company; the effects of business disruption resulting from the announcement or pendency of the transaction; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the risk that the merger does not qualify for its intended treatment as a tax-free reorganization; the risk that the Indivior shares to be issued in the merger are not approved for listing on Nasdaq; the occurrence of any event that could give rise to termination of the merger agreement, including in circumstances requiring payment of a termination fee; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in Supernus’s and Indivior’s filings with the SEC and in the joint proxy statement/prospectus when it becomes available. These forward-looking statements speak only as of the date of this presentation and neither Supernus nor Indivior undertakes any obligation to update any forward-looking statement, except as required by applicable law. This presentation also contains non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and run-rate cost synergies, which are not calculated in accordance with GAAP, should be considered in addition to and not as substitutes for the most directly comparable GAAP measures, and may not be comparable to similarly titled measures used by other companies

Additional Information

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication does not constitute a prospectus or prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, Indivior intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Indivior and a joint proxy statement of Indivior and Supernus (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Indivior’s stockholders and Supernus’ stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Indivior and Supernus with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Indivior with the SEC will be available free of charge on Indivior’s website at www.indivior.com or by contacting Indivior’s Investor Relations at InvestorRelations@indivior.com. Copies of the documents filed by Supernus with the SEC will be available free of charge on Supernus’ website at www.supernus.com

Participants in The Solicitation

Indivior and Supernus and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Indivior is available in the Indivior proxy statement for its 2026 Annual Meeting, which was filed with the SEC on March 27, 2026. Information about directors and executive officers of Supernus is available in the Supernus proxy statement for its 2026 Annual Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Indivior and Supernus as indicated above.